Exhibit 10.38

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of December 3, 2024 (the “Effective Date”) by and among Tvardi Therapeutics, Inc., a Delaware corporation (the “Company”), and the parties named on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITAL

To provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company, and the Company is willing to accept from the Purchasers, loans in an aggregate amount of no less than $8,000,000 (the “Minimum Loan Amount”) and up to $50,000,000 (the “Maximum Loan Amount”), subject to the terms and conditions specified herein.

AGREEMENT

In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, agree as follows:

1.The Notes

1.1Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to lend to the Company the amount set forth opposite each such Purchaser’s name on the Schedule of Purchasers attached hereto (each, a “Loan Amount” and collectively the “Total Loan Amount” or “Loan”) against the issuance and delivery by the Company of a convertible promissory note for such amount, in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”). The obligations of each Purchaser to purchase a Note are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not be less than the Minimum Loan Amount and shall not exceed the Maximum Loan Amount.

1.2Delivery. The sale and purchase of the Notes shall take place at one or more closings (each, a “Closing”) to be held at such place and time as the Company and the Purchasers participating in each such Closing may determine. The initial Closing shall take place on or about the Effective Date (the “Initial Closing”). At each Closing, each Purchaser participating in such Closing shall pay the applicable Loan Amount to the Company by check or wire transfer to a bank account designated by the Company and the Company will deliver to such Purchaser the Note purchased by such Purchaser in such Closing. The Company may conduct one or more additional Closings, with any such Closing to be held at such place and time as the Company and the Purchasers participating in such Closing may determine. Each Note will be registered in the name of the applicable Purchaser in the Company’s records.

1.3Use of Proceeds. The Company shall use the proceeds of the Loan solely as general working capital for the operations of its business, and shall not use any such proceeds to pay any amounts owed on any outstanding indebtedness of the Company as of the Closing.

2.Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows as of the Initial Closing:

2.1Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its

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business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

2.2Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue each Note (this Agreement and the Notes, collectively, the “Loan Documents”) and to carry out and perform its obligations under this Agreement and each Note. The Company’s Board of Directors (the “Board”) has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

2.3Authorization. All corporate action on the part of the Company, the Board and the Company’s stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the issuance and delivery of the Notes has been taken. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any equity securities directly or indirectly issuable upon conversion of the Notes (collectively, the “Conversion Securities”), when issued in compliance with the provisions of the Notes, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

2.4Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the execution and delivery of this Agreement or the issuance of the Notes have been obtained.

2.5Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which would have a Material Adverse Effect.

2.6Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Notes will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

2.7Offering. Assuming the accuracy of the representations and warranties of the

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Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

2.8No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (i) any Purchaser, or (ii) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Purchaser.

3.Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as follows as of the applicable Closing:

3.1Purchase for Own Account. Such Purchaser is acquiring the Notes and the Conversion Securities (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

3.2Binding Obligation. Such Purchaser has full power and authority to enter into the Loan Documents to which it is party. The Loan Documents to which such Purchaser is a party, when executed and delivered by such Purchaser, shall constitute valid and binding obligations of such Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.3Information and Sophistication. Such Purchaser (i) has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given such Purchaser, and (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment. The representations and warranties of such Purchaser in this paragraph shall not lessen or obviate the representations and warranties of the Company set forth in Section 2.

3.4Ability to Bear Economic Risk. Such Purchaser acknowledges that investment in the Securities involves a high degree of risk, and such Purchaser is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.5Accredited Investor Status. Such Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

3.6No “Bad Actor” Disqualification. Neither (i) such Purchaser nor (ii) any entity

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that controls such Purchaser or is under the control of, or under common control with, such Purchaser, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. Such Purchaser has exercised reasonable care to determine the accuracy of the representation made by such Purchaser in this paragraph, and agrees to notify the Company if such Purchaser becomes aware of any fact that makes the representation given by such Purchaser hereunder inaccurate.

3.7Foreign Investors. If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser has satisfied itself as to the full observance of the laws of such Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of any Notes, including (i) the legal requirements within such Purchaser’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

3.8Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to such Purchaser, such Purchaser acknowledges (i) that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation, and (ii) there is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

4.Further Limitations on Disposition. Without in any way limiting the representations and warranties of any Purchaser set forth in Section 3, each Purchaser further agrees, severally and not jointly, not to make any disposition of all or any portion of the Securities held by such Purchaser unless and until:

4.1There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

4.2Such Purchaser shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

4.3Notwithstanding the provisions of Sections 4.1 and 4.2 above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

5.Miscellaneous

5.1Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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5.2Governing Law. This Agreement and the Notes shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

5.3Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5Notices. All notices required or permitted under this Agreement or the Notes shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page or the Schedule of Purchasers or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company, which itself will not constitute notice under this Agreement or the notes, shall also be sent to Cooley LLP, 55 Hudson Yards, New York, NY 10001-2157, Attn: Divakar Gupta and Carlos Ramirez, e-mail: dgupta@cooley.com and cramirez@cooley.com.

5.6Modification; Waiver; Amendment. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchasers holding a majority of the outstanding principal amount of the Notes. Upon the effectuation of such waiver or amendment in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes, and the Company shall promptly give written notice thereof to each Purchaser if such Purchaser has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver.

5.7Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.8Expenses. The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement, the Notes, and the transactions contemplated hereby and thereby.

5.9Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other

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breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement or any Note, or any waiver by any Purchaser of any provisions or conditions of this Agreement or any Note must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement or any Note, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

5.10Exculpation among Purchasers. Each Purchaser acknowledges that such Purchaser is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making such Purchaser’s investment or decision to invest in the Company.

5.11Broker’s Fees. Each party to this Agreement represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

5.12Entire Agreement. This Agreement, the Schedules and Exhibits hereto, and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature pages follow]

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The parties have executed this Note Purchase Agreement as of the date first written above.

Company:

TVARDI THERASPEUTICS, INC.

By:	/s/ Imran Alibhai

	Name:	Imran Alibhai
	Title:	Chief Executive Officer

Address:	3 Sugar Creek Center Blvd. Ste 525
Sugar Land, TX 77478

The parties have executed this Note Purchase Agreement as of the date first written above.

Purchaser:

Signature
Name:
E-mail:
Address:

Exhibit A

Form of Convertible Promissory Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Date of Note:

Principal Amount of Note:	$

For value received Tvardi Therapeutics, Inc., a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above with simple interest on the outstanding principal amount at the rate of 8% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Subject to the conversion provisions set forth herein, all principal and accrued and unpaid interest shall be due and payable upon request of the Requisite Holders (as defined below) on or after December 31, 2026 (the “Maturity Date”).

1.Basic Terms.

(a)Series of Notes. This convertible promissory note (the “Note”) is issued as part of a series of notes (the “Notes”) issued in a series of multiple closings to certain persons and entities (collectively, the “Holders”) pursuant to that certain Note Purchase Agreement dated [                    ], 2024, as may be amended and/or restated from time to time (the “Purchase Agreement”). The Company shall maintain a ledger of all Holders. Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Purchase Agreement.

(b)Payments. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata (based upon then-outstanding principal amounts of the Notes then held by such Holders) among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

(c)Prepayment. The Company may not prepay this Note prior to the Maturity Date without the consent of holders of a majority of the outstanding principal amount of the Notes (the “Requisite Holders”).

2.Conversion and Repayment.

(a)Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its equity securities (“Equity Securities”) to investors (the “Investors”) while this Note remains outstanding in an equity financing with total proceeds to the Company of not less than $15,000,000 (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (a “Qualified Financing”), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into Equity Securities sold in the Qualified Financing at a conversion price equal to the lesser of (i) the price paid per share for Equity Securities by the Investors in the Qualified Financing multiplied by 0.8, and (ii) the quotient resulting from dividing $252,000,000 by the number of outstanding shares of common stock of the Company immediately prior to the Qualified Financing (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)), in each case rounded down to the nearest whole share. The issuance of Equity Securities pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to Equity Securities sold in the Qualified Financing. Notwithstanding this paragraph, if the conversion price of the Notes as determined pursuant to this paragraph (the “Conversion Price”) is less than the price per share at which Equity Securities are issued in the Qualified Financing, the Company may, solely at its option, elect to convert this Note into shares of a newly created series of preferred stock having the identical rights, privileges, preferences and restrictions as Equity Securities issued in the Qualified Financing, and otherwise on the same terms and conditions, other than with respect to (if applicable): (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the Conversion Price; and (ii) the per share dividend, which will be the same percentage of the Conversion Price as applied to determine the per share dividends of the Investors in the Qualified Financing relative to the purchase price paid by the Investors.

(b)Optional Conversion upon a non-Qualified Financing. In the event the Company consummates, while this Note remains outstanding, an equity financing pursuant to which it sells shares of the Company’s preferred stock in a transaction that does not constitute a Qualified Financing, then the Requisite Holders shall have the option, but not the obligation, to treat such equity financing as a Qualified Financing and thereby cause all of the Notes to convert into equity securities pursuant to the terms of Section 2(a).

(c) Conversion upon an IPO. In the event the Company consummates, while this Note remains outstanding, an underwritten initial public offering of its common stock (an “IPO”), all principal, together with all unpaid accrued interest under the Notes, will automatically convert into shares of the Company’s common stock at a conversion price equal to the lesser of (i) 80% of the initial public offering price per share in the IPO and (ii) the price obtained by dividing $300,000,000 by the number of outstanding shares of the Company’s common stock immediately

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prior to the IPO (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)).

(d)Conversion upon a Reverse Merger. In the event the Company consummates, while this Note remains outstanding, a “reverse merger” transaction with a publicly traded company, the primary purposes of which transaction or series of related transactions is the public listing of the Company and pursuant to which the stockholders of the Company prior to such transaction shall beneficially own greater than fifty percent (50%) of the surviving entity or the parent entity (a “Reverse Merger”), then all principal, together with all unpaid accrued interest under the Notes, will automatically convert into common stock of such publicly traded company upon the closing of such Reverse Merger (either directly or in a series of transactions pursuant to the definitive agreement for such Reverse Merger) at a conversion price equal to the lesser of (i) the price obtained by dividing $300,000,000 by the number of outstanding shares of common stock of the Company immediately prior to the consummation of the Reverse Merger (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)), and (ii)(A) if investors purchase shares in the publicly traded company in connection with the Reverse Merger (a “PIPE”), 80% of the price paid per share by the investors in the PIPE, or (B) if there is no PIPE associated with the Reverse Merger, 80% of the price at which the shares of stock in the publicly traded company (on a combined company basis) are valued for purposes of the Reverse Merger pursuant to the definitive agreement for such Reverse Merger.

(e)Payout upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to (i) the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal, plus (ii) a repayment premium equal to 100% of the outstanding principal amount of this Note. For purposes of this Note, a “Change of Control” shall mean (y) a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation in effect as of the date of this Note (the “Charter”)), including a transaction that would have been considered a Deemed Liquidation Event had the requisite stockholders not elected otherwise pursuant to the Charter, or (z) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, except for any transaction or series of transactions entered into by the Company for bona fide capital raising purposes. For the avoidance of doubt, a Reverse Merger shall not be deemed a Change of Control for purposes of this Note. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control. Any repayment pursuant to this paragraph in connection with a Change of Control shall be subject to any required tax withholdings and may be made by the Company (or any party to such Change of Control or its agent) following the Change of Control in connection with payment procedures established in connection with such Change of Control.

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(f)Maturity Date Conversion. In the event the Notes remain outstanding on or following the Maturity Date, the Requisite Holders shall have the option, but not the obligation, to elect, by written notice to the Company, to have the outstanding principal balance of each Note and any unpaid accrued interest thereon convert into shares of the Company’s Series B Preferred Stock at a conversion price per share equal to $3.8095 (subject to adjustments for stock splits, stock dividends, combinations, and similar transactions, and rounding down to the nearest whole share).

(g)Procedure for Conversion. In connection with any conversion of this Note into capital stock, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Financing, all financing documents executed by the Investors in connection with such Qualified Financing).  The Company shall not be required to issue or deliver the capital stock into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation.

(h)Interest Accrual. If this Note converts into equity securities of the Company, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement regarding such conversion.

3.Events of Default.

(a)If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Requisite Holders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii)The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii)An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

(b)In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

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4.Miscellaneous Provisions.

(a)Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b)Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c)Transfers of Notes. This Note may be transferred only upon written consent of the Company and its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(d)Market Standoff. Holder acknowledges and agrees that this Note and any securities issued upon conversion of this Note will be subject to Section 2.11 of that certain Amended and Restated Investors’ Rights Agreement, dated June 3, 2021, by and among the Company and the other parties named therein, as may be amended and/or restated from time to time. The provisions of this paragraph shall survive any conversion of this Note.

(e)Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder (provided such amendment or waiver does not provide an advantage to the Holder that is not provided to other Holders). In addition, any provision of the Notes may be amended or waived by the written consent of the Company and the Requisite Holders; provided that, any such amendment or waiver approved by the Requisite Holders must apply to all outstanding Notes in the same fashion. Upon the effectuation of such waiver or amendment with the consent of the Requisite Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes, and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver.

(f)Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(g)Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing

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in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(h)Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i)Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(j)Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given if given in accordance with Section 5.5 of the Purchase Agreement.

(k)Waiver of Conflicts. Each party to this Note acknowledges that Cooley LLP (“Cooley”) has acted as counsel solely to the Company with respect to this Note, the Purchase Agreement and the transactions contemplated hereby and thereby (together, the “Note Financing”), and has negotiated the terms of the Note Financing solely on behalf of the Company. Cooley may have, in the past, represented and/or may, now or in the future, represent the Holder and/or its affiliates in other matters, including matters that are similar, but not substantially related, to the Note Financing. The applicable rules of professional conduct require that Cooley inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. Each of the Company and the Holder hereby (i) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (ii) acknowledges that, with respect to the Note Financing, Cooley has represented solely the Company and no other party, and (iii) gives its informed consent to Cooley’s representation of the Company in the Note Financing and Cooley’s representation of the Holder and/or its affiliates in other matters.

(l)Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

6.

(m)Senior Indebtedness. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note or hereafter incurred. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (i) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

(n)Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[Signature pages follow]

7.

The parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY:

Tvardi Therapeutics, Inc.

By:
	Name:	Imran Alibhai
	Title:	Chief Executive Officer
E-mail:

Address:

The parties have executed this Convertible Promissory Note as of the date first noted above.

HOLDER:

By:
Name:
Title:

E-mail:

Address: